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                                                                      Exhibit 16



                     LETTERHEAD OF DELOITTE & TOUCHE LLP



August 14, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

     We have read and agree with comments in Item 4(a) of Form 8-K of M-Wave, Inc., dated August 11, 1997. However, we have no basis to comment upon the statement in Item 4(a)(iii) of Item 4 nor the statements in Item 4(b).


                                Yours truly,



                                /s/ Deloitte & Touche LLP